EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated May 10, 2002, with respect to the 2001 financial statement of the Maxwell Technologies Inc. 401(k) Savings Plan, in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

San Diego, California

June 24, 2004

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